                                                                    EXHIBIT 99.2

            Ronald Weinberg resigns as Director of enherent Corp.


DALLAS - (BUSINESS WIRE) - May 1, 2002 - enherent Corp. (OTC BB ENHT, www.enherent.com) today announced that Ronald Weinberg, who joined the Board of Directors in 1999, has tendered his resignation from the Board of Directors, effective April 30, 2002. Mr. Weinberg indicated to the Company that his goals differ from other members of the Board and he can no longer serve effectively.


ABOUT enherent: enherent is a leading application engineering services firm. enherent provides application engineering, project and requirements management, application development and application environment solutions. enherent is headquartered in Dallas, Texas. The company has a Solutions Center in Barbados and sales locations in Connecticut, the New York/New Jersey area, Florida, Texas, and Washington, DC. For more information visit www.enherent.com.

For additional information
--------------------------

JACK MULLINAX
EVP, CORPORATE SERVICES
ENHERENT CORP.
972-243-8345
jmullinax@enherent.com
----------------------